EXHIBIT 23.1


                  CONSENT OF RICHARD O. WEED TO USE OF OPINION

                                 Weed & Co. L.P.
        4695 MacArthur Court, Suite 1450, Newport Beach, California 92660
                Telephone (949) 475-9086 Facsimile (949) 475-9087
                      Email: SpecialProjectCounsel@msn.com

Writer's Direct Number
 (949) 475-9086 ext. 6


                               September 19, 2000

Board of Directors
Hart Industries, Incorporated
4695 MacArthur Ct., Suite 1450
Newport Beach, CA 92660

         RE: Consent to Use of Opinion in Form S-8 Registration Statement

Dear Members of the Board:

     I hereby consent to the use of my opinion as an exhibit to the Form S-8 registration statement being filed by Hart Industries, Inc.

                                                     Sincerely yours,



                                                     /s/ Richard O. Weed
                                                     Richard O. Weed